UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 26, 2013

Date of earliest event reported: November 20, 2013

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2013, Calavo Growers, Inc. (“Calavo” or “we”), Renaissance Food Group, LLC (“RFG”) and Liberty Fresh Foods, LLC, Kenneth J. Catchot, Cut Fruit, LLC, James S. Catchot, James Gibson, Jose O. Castillo, Donald L. Johnson and the RFG Nominee Trust (collectively, the “Sellers”) entered into Amendment No. 2 , dated as of October 1, 2013 (the “Second Amendment”), to the Agreement and Plan of Merger described below.

Calavo, RFG and the Sellers are parties to an Agreement and Plan of Merger dated as of May 25, 2011, as amended by Amendment No 1 thereto, dated July 28, 2013 (as so amended the “Merger Agreement”), pursuant to which, among other things, Calavo acquired RFG from the Sellers and Calavo agreed to make Earn-Out Payments to the Sellers upon the satisfaction of certain performance requirements specified in the Merger Agreement. Except as otherwise defined in this Current Report on Form 8-K, capitalized terms used in this report have the meanings given to them in the Merger Agreement.

The Merger Agreement provides that, upon the attainment of the Stage 3 Maximum Earn-Out Trigger or the Stage 3 Scale Earn-Out Trigger, as applicable, Calavo shall be obligated to make a Stage 3 Earn-Out Payment to the Sellers consisting of either the Stage 3 Maximum Earn-Out Consideration or the Stage 3 Scale Earn-Out Consideration, each of which shall consist of a specified amount of cash and a specified number of Merger Shares.

Pursuant to the Second Amendment, Calavo, RFG and the Sellers amended the Merger Agreement to provide, among other things, that: (1) with respect to the portion of the Stage 3 Maximum Earn-Out Consideration or the Stage 3 Scale Earn-Out Consideration, as applicable, that is currently required by the Merger Agreement to be paid in cash to the Sellers, Calavo shall have the right to elect to pay all or a portion of such cash amount by delivery of additional Merger Shares to the RFG Nominee Trust (the “Trust”), for the benefit of the Sellers; (2) the Sellers shall receive specified price protection from Calavo with respect to the Trust’s sale of shares of Common Stock on the Nasdaq Stock Market, up to the total number of shares of Common Stock issued to the Trust pursuant to this Second Amendment; and (3) Calavo shall file with the SEC a Registration Statement on Form S-3 covering the Trust’s resale on the Nasdaq Stock Market of any additional Merger Shares issued pursuant to the Second Amendment for sales that occur during the period specified in this Second Amendment. Any additional Merger Shares issued by Calavo in lieu of cash payments to the Sellers will be valued for this purpose at the closing price of Calavo Common Stock as reported on the Nasdaq Stock Market at the time of issuance.

The preceding summary of the Second Amendment is qualified by the full text of the Second Amendment, which is filed as Exhibit 10.1 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

All of the shares of common stock described in Item 1.01 will be issued by Calavo to the Trust in reliance upon the securities registration exemption contained in Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of October 1, 2013, among Calavo Growers, Inc., Renaissance Food Group, LLC and Liberty Fresh Foods, LLC, Kenneth J. Catchot, Cut Fruit, LLC, James S. Catchot, James Gibson, Jose O. Castillo, Donald L. Johnson and the RFG Nominee Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
November 26, 2013
	By:	/s/ Lecil E. Cole
Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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